THIS PROMISSORY NOTE PROVIDES FOR A LUMP SUM/BALLOON PAYMENT OF PRINCIPAL AND ACCRUED INTEREST THEREON, WHICH OBLIGATION MAY IMPOSE A SUBSTANTIAL FINANCIAL OBLIGATION ON THE MAKER

UNSECURED PROMISSORY NOTE

Date: January 5, 2026

FOR VALUE RECEIVED, Capstone Companies, Inc., a Florida corporation, (the "Maker") promises to pay to the order of Coppermine Ventures, LLC, a Maryland limited liability company, or its authorized assignee or successor in interest, (the "Payee") the principal amount of Five Hundred Fifty-Eight Thousand One Hundred Ninety-One Dollars and No Cents ($558,191.00) ("Principal") and interest accrued thereon in accordance with this Unsecured Promissory Note (the "Note"). Maker and Payee may also be referred to individually as a "Party" and collectively as the "Parties" below. Intending to be legally bound, the Parties agree:

1. Principal; Amount Available for Funding; Maturity Date; Payments. (a) *Principal.* The Principal includes all money, principal and accrued interest thereon and any other amounts, owed under the Amended and Restated Unsecured Promissory Note, dated January 27, 2025 and signed on January 29, 2025, (the "Prior Note") issued by the Maker to the Payee. This Note supersedes and cancels the Prior Note in all respects and this Note evidences all debts owed by Payee to Maker under the Prior Note as well as under any other debt obligation or instrument, or otherwise, as of the date first written above. The debt obligation of the Maker under this Note is a general corporate, unsecured debt.

(b) *Amount available for Funding*. Under this Note, the total amount of funding available to the Maker is Seventy-Three Thousand One Hundred Ninety-One Dollar and No Cents ($73,191.00) ("Available Funds"), which Available Funds are included in the Principal.

(c) *Maturity Date*. The Principal and interest accrued thereon, as well as any other sums owed under this Note, shall be due and payable in a single lump-sum payment due in full on 6:00 p.m., local Baltimore County, Maryland time, on December 31, 2026 ("Maturity Date"), which Maturity Date may be unilaterally extended to 6:00 p.m., local Baltimore County, Maryland time, on March 1, 2027, by the Maker upon and subject to Maker delivering a written notice to the Payee at least five (5) days prior to the Maturity Date. No further extensions of the Maturity Date shall be permitted absent either: (i) the Parties signing an amendment to this Note extending the Maturity Date, or (ii) Maker enters into a merger or business combination agreement that has been approved by the disinterested directors of the Maker and that assumes all obligations of Maker under this Note on or before December 31, 2026.

(d) *Interest.* Interest on the Principal shall accrue simple annual interest at Seven Percent (7%) ("Interest"). Interest shall be computed on the basis of a three hundred sixty-five (365) day year, with any calculation based on actual days elapsed.

(e) *Payments.* All payments of Principal, Interest accrued thereon and all other amounts owed under this Note shall be paid to Payee by wire transfer or electronic transfer to the Payee's bank account set forth in a written notice to the Maker. Maker will pay all wire or transfer fees for payments to Payee under this Note. Any payment of Principal or Interest accrued thereon or other sums owed under this Note that is not timely paid will accrue a monthly late charge of One Percent (1%) of the total amount that is past due, which late charge shall be prorated if the past due sum is paid prior to the last day of a month. "Dollar" and "$" refers to U.S. Dollar.

2. Funding. Payee shall fund in full the Available Funds, being Seventy-Three Thousand One Hundred Ninety-One Dollar and No Cents ($73,191.00), in accordance with the following schedule: (a) Fifteen Thousand Dollars and No Cents ($15,000.00) due and payable on January 12, 2026; (b) Thirty Thousand Dollars and No Cents ($30,000.00) due and payable on February 16, 2026; and Twenty-Eight Thousand One

Hundred Ninety-One Dollars and No Cents ($28,191.00) due and payable on March 23, 2026. Each of the foregoing payments of the Available Funds will be paid by wire transfer or other usual and customary form of electronic transfer to a corporate bank account of the Maker in the United States ("Maker Account"). Wiring instructions for the Maker Account will be provided to the Payee by Maker prior to January 10, 2026.

3. Pre-Payment. The Principal and accrued Interest thereon, or any portion of the Principal or accrued Interest thereon, may be prepaid at any time or from time to time at the election of Maker without penalty. Under no circumstances shall any individual, including, but not limited to, any executive officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker under this Note. All amounts due on this Note shall be due and payable without set-off, counterclaim or any other deduction whatsoever.

4. **Application of Payments**. (a) *Order.* All payments on the debts owed by Maker hereunder shall be made in name of the Payee and shall be applied as follows: (i) first to payment in full of any costs incurred in any legal proceeding for collection of any past due sum under this Note, including (without limitation) reasonable attorney's fees; (ii) then to the payment in full of any late charges owed under this Note; (iii) then applied to the payment of the unpaid Principal; and (iv) then finally applied to the payment of the Interest accrued on the Principal.

(b) *Next Business Day*. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. "Business Day" means any day, except: (i) any Saturday or Sunday; (ii) any day that is a federal legal holiday in the United States; or (iii) any day on which the banks in Baltimore County, Maryland are authorized or required by law or other governmental action to close.

5. **Events of Default**. The following shall constitute an event of default and a breach of this Note ("Event of Default"):

(a) *Failure to Make Required Payments*. Failure by Maker to pay any payment of the Principal or accrued Interest thereon by the Maturity Date or any permitted extension thereof in accordance with Section 1(c) above, provided, that the Maker will have seven (7) days after the Maturity Date, or any permitted extension thereof, to cure the late payment by payment in full of all sums due under this Note.

(b) *Voluntary Bankruptcy*. The commencement by the Maker of a voluntary case under any federal or state bankruptcy, insolvency or other similar law, or the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for any substantial part of Maker's assets, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) *Involuntary Bankruptcy*. The entry of a decree or order for relief by a court having jurisdiction in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for any substantial part of Maker's assets, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days after the filing of the petition.

(d) *Breach of Section 7*. Maker breaches Section 7 of this Note, which breach is not cured within seven (7) days after receipt of a written demand from the Payee.

(e) *Dissolution*. Maker's Board of Directors approves a complete dissolution of the Maker under applicable domicile state law, excepting a dissolution resulting from a merger or other business combination approved by the disinterested directors of the Maker and the successor to the Maker in the merger or other business combination assumes all of the Maker's obligations under this Note.

6. **Remedies**. Upon the occurrence and during the continuance of an Event of Default specified in Section 5(a) (b), (c), (d) or (e) above, and expiration of any cure period without the Event of Default being cured in full, then the unpaid Principal amount of this Note and unpaid Interest accrued thereon, as well as all other sums due under this Note, shall become immediately due and payable in full without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

7. **Use of Proceeds**. The Principal shall be used by the Maker solely to pay the working capital expenses listed in Exhibit One hereto (the "Approved Use of Proceeds"). Exhibit One hereto is incorporated herein by reference.

8. **Waivers.** The Maker waives: (a) presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note; (b) all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note; or (c) all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process.

9. **Unconditional Liability**. Maker agrees that its liability under this Note shall be unconditional, without regard to the liability of any other person or entity.

10. **Cancellation of Note**. Upon the repayment by the Maker of all sums owed under this Note, the indebtedness evidenced hereby shall be deemed canceled and paid in full and Payee shall return the original Note to Maker for cancellation.

11. **Expenses**. The Maker and Payee shall each bear and pay its respective expenses and legal fees incurred with respect to the negotiation, execution, delivery and performance of this Note and the transactions contemplated herein.

12. **Governing Law.** This Note shall be governed by, and construed in accordance with, the laws of the State of Florida. In any action among or between any of the parties arising out of or relating to this Note, including any action seeking equitable relief, each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Broward County, State of Florida. Each Party hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Note, the transactions contemplated hereby and thereby or the actions of Parties in the negotiation, administration, performance and enforcement hereof and thereof.

13. **Severability**. If any provision of this Note shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Note shall not be affected and shall remain in full force and effect.

14. **Construction; Headings**. This Note shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable. All headings and captions in this Note are for convenience of the reader only and do not affect the meaning of the provisions herein.

15. **Entire Agreement; Amendment; Waiver**. This Note and Exhibit One hereto set forth the entire agreement of the Maker and Payee in respect of the money owed to Payee by Maker under this Note. Any amendment of this Note or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee. This Note supersedes all prior understandings, agreements, instruments, commitments, obligations and undertaking of the parties or by a party, whether oral or written or electronic, concerning debts owed to Payee by Maker. Time is of the essence for every obligation under this Note of each Party.

16. **Assignment**. No assignment or transfer of this Note or any rights or obligations hereunder may be made by the Maker (by operation of law or otherwise) without the prior written consent of the Payee, which consent shall not be unreasonably withheld by Payee and shall not be required if the Maker enters into a merger or business combination agreement which is approved by the disinterested directors of the Maker and the surviving entity assumes all obligations of the Maker under this Note on or before December 31, 2026.

17. **Acknowledgment.** Maker and Payee have each had a reasonable opportunity to consult its own legal counsel and its own financial advisors about this Note and the loan hereunder prior to execution of this Note. The loan under this Note is a standalone commercial transaction and is not conditioned upon, made in reliance upon, or requiring consummation of any other agreement or transaction between the Parties. Parties have only relied on the representations expressly stated in this Note in deciding to execute this Note and, for Payee, in making the loan of money under this Note. This Note does not obligate either Party to negotiate or pursue or consummate any other business or financial agreement.

18. **Successors**. The rights and obligations of the Maker and Payee hereunder shall be binding upon and benefit their respective successors and assigns. This Note shall not inure to the benefit of any third party.

19. **Lost or Mutilated Note**. If this Note shall be mutilated, lost, stolen or destroyed, the Maker shall execute and deliver: (a) in exchange and substitution for and upon cancellation of a mutilated Note, a replacement promissory note for the unpaid Principal and accrued Interest thereon; or (b) or in lieu of or in substitution for a lost, stolen or destroyed Note, a new replacement promissory note for the unpaid amounts due under this Note so lost, stolen or destroyed, but only upon receipt of evidence of the loss, theft or destruction of this Note that is reasonably satisfactory to the Maker.

20. **Execution and Counterparts**. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. **Remedies.** The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note at law or in equity (including a decree of specific performance or other injunctive relief). Amounts set forth or provided for herein with respect to payments, (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).

22. **Notices.** All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient and, if not sent during normal business hours, then on the next business day, (c) seven (7) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier (or two (2) days after deposit with a recognized international overnight courier with respect to international delivery), specifying next day delivery, with written verification of receipt. All communications to a Party shall be sent to that Party's address set forth below:

MAKER
Capstone Companies, Inc.
Number 144-V, 10 Fairway Drive Suite 100
Deerfield Beach, Florida 33441
Telephone: (954) 570-8889, ext. 313
Email: swallach@capstonecompaniesinc.com

ATTN: Stewart Wallach, Chairman of the Board of Directors

A copy (which shall not constitute notice) of any notice to the Maker shall be sent to Paul W. Richter, Attorney, 3901 Dominion Townes Circle, Richmond, Virginia 23223, Email: pwr@pwrichtersec.com.

PAYEE
Coppermine Ventures, LLC, a Maryland limited liability company
13100 Beaver Dam Rd.
Hunt Valley, Maryland 21030
Attn: Alexander Jacobs

IN WITNESS WHEREOF, Maker and Payee, intending to be legally bound hereby, has caused this Note to be duly executed by their respective authorized signatory on the date set forth below.

MAKER: CAPSTONE COMPANIES, INC., a Florida corporation

DocuSigned by:
Stewart Wallach
07FC8331E47D457...

By: ______________________________ Date: January ____, 2026 1/8/2026
Stewart Wallach, Chief Executive Officer

RECEIVED AND ACCEPTED BY PAYEE: Coppermine Ventures, LLC, a Maryland limited liability company

DocuSigned by:
Alexa Jacobs
35BE3CA5C9874DA...

By: ______________________________ Date :January ____, 2026 1/9/2026
Alexander Jacobs, Managing Member/Manager

EXHIBIT ONE – APPROVED USE OF PROCEEDS

Expense	Quarter 1 2026
Public Company Compliance/Regulatory Expenses	$ 36,350.00
Legal/Accounting Expenses	$ 22,300.00
Insurance Expense	$ 10,500.00
Software/Operating Expenses	$ 4,041.00
Projected Working Capital Needs through March 31, 2026	**$ 73,191.00**